                                                                   EXHIBIT NO. 5

                         INVESTMENT ADVISORY AGREEMENT

                          TAX FREE RESERVES PORTFOLIO

     INVESTMENT ADVISORY AGREEMENT, dated as of March 14, 1990, by and between Tax Free Reserves Portfolio, a New York trust (the "Portfolio"), and CITIBANK, N.A., a national banking association ("Citibank" or the "Adviser").

     WITNESSETH:

     WHEREAS, the Portfolio is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

     WHEREAS, the Portfolio wishes to engage the Adviser to provide certain investment advisory services, and the Adviser is willing to provide such investment advisory services to the Portfolio on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

          1. DUTIES OF THE ADVISER. The Adviser shall provide the Portfolio with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its investment assets. Citibank shall act as the Adviser to the Portfolio and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested, subject always to the restrictions of the Portfolio's Declaration of Trust, dated March 13, 1990, and By-laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the 1940 Act, and to the Portfolio's then-current Registration Statement under the 1940 Act. The Adviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the securities held by the Portfolio shall be exercised. Should the Board of Trustees of the Portfolio at any time, however, make any definite determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of securities for the Portfolio's account with the brokers or dealers selected by it, and to that end the Adviser is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Portfolio in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser or the Portfolio, subject to any applicable laws, rules and regulations. In making purchases or sales of securities or other property for the account of the Portfolio, the Adviser may deal with itself or with the Trustees of the Portfolio or the Portfolio's exclusive placing agent, to the extent such actions are permitted by the 1940 Act.

          2. ALLOCATION OF CHARGES AND EXPENSES. The Adviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. It is understood that the Portfolio will pay all of its own expenses including, without limitation, compensation of Trustees not "affiliated" with the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, registrar or dividend disbursing agent of the Portfolio; expenses of preparing, printing and mailing reports, notices, proxy statements and reports to governmental officers and commissions and to investors in the Portfolio; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Portfolio; and expenses of meetings of the Portfolio's investors.

          3. COMPENSATION OF THE ADVISER. For the services to be rendered, the Portfolio shall pay to the Adviser an investment advisory fee computed and paid monthly at an annual rate equal to .20% of the Portfolio's average daily net assets for its then-current fiscal year. If Citibank serves as Adviser for less than the whole of any period specified in this Section 3, the compensation to Citibank, as Adviser, shall be prorated.

          4. COVENANTS OF THE ADVISER. The Adviser agrees that it will not deal with itself, or with the Trustees of the Portfolio or the Portfolio's exclusive placing agent, as principals in making purchases or sales of securities or other property for the account of the Portfolio, except as permitted by the 1940 Act, and will comply with all other provisions of the Portfolio's Declaration and By-Laws and the then-current Registration Statement of the Portfolio under the 1940 Act relative to the Adviser and its Directors and officers.

          5. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Adviser" shall include Directors, officers and employees of the Adviser as well as the corporation itself.

          6. ACTIVITIES OF THE ADVISER. The services of the Adviser to the Portfolio are not to be deemed to be exclusive, Citibank being free to render investment advisory and/or other services to others. It is understood that Trustees and officers of, and investors in the Portfolio are or may be or may become interested in the Adviser, as Directors, officers, employees, or otherwise and that Directors, officers and employees of the Adviser are or may become similarly interested in the Portfolio and that the Adviser may be or may become interested in the Portfolio as an investor or otherwise.

          7. DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and shall remain in force until May 31, 1991 on which date it will terminate unless its continuance after May 31, 1991 is "specifically approved at least annually" (a) by the vote of a majority of the Trustees of the Portfolio who are not "interested persons" of the Portfolio or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Portfolio or by "vote of a majority of the outstanding voting securities" of the Portfolio.

     The Agreement may be terminated at any time without the payment of any penalty by the Trustees or by the "vote of a majority of the outstanding voting securities" of the Portfolio, or by the Adviser, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment".

     This Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Portfolio.

     The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

TAX FREE RESERVES PORTFOLIO             CITIBANK, N.A.


By: /s/Philip Coolidge                  By: /s/Peter P. Capaccio
       -------------------                     --------------------
Title: President                        Title: Vice President
       -------------------                     --------------------